UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2008

THE BLACKHAWK FUND
(Exact name of registrant as specified in its charter)

Nevada	000-49672	88-0408213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1802 N. Carson Street, Suite 212, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 887-0670

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

1.  On April 24, 2008, we entered into a Stock Purchase Agreement with Terminus, Inc. and Palomar Enterprises, Inc. pursuant to which Terminus purchased 10,000,000 shares of our Series C Preferred Stock from Palomar for $363,000.

2.  See Item 3.02 below.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

On April 24, 2008, The Blackhawk Fund and Terminus, Inc., as co-issuers, issued and sold to a single accredited investor: (i) a $550,000 12% secured promissory note and (ii) 500,000 shares of Series A Preferred Stock of The Blackhawk Fund. To secure payment of the note, Terminus pledged the 10,000,000 shares of Series C Preferred Stock of The Blackhawk Fund. The sale of the note and the Series A Preferred Stock was exempt from registration under Section 4(2) and/or Rule 506 of the Securities Act of 1933, as amended.

Section 5 - Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

On April 24, 2008, in connection with the consummation of the purchase and sale of the Series C Preferred Stock of The Blackhawk Fund described under Item 1.01 above, we entered into a stock purchase agreement with Terminus, Inc. and Palomar Enterprises, Inc. whereby Terminus purchased 10,000,000 shares of our Series C Preferred Stock from Palomar Enterprises, Inc. Each share of Series C Preferred Stock was entitled to 100 votes per share. As of the date thereof, we had approximately 562,293,791 million shares of our common stock outstanding. As a result, the sale of the Series C Preferred Stock by Palomar to Terminus effectively transferred Palomar’s control of the company to Terminus, giving Terminus approximately 62% of all votes entitled to be cast in any matter requiring or permitting a vote of stockholders. The funds for the acquisition were obtained pursuant to the issuance of the $550,000 promissory note identified in Item 3.02 above. Arrangements relating to the officers and directors are set forth in Item 5.02 below. The sale of the shares of Series C Preferred Stock was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(1) of the Securities Act (under the so-called “4(1 ½) exemption” of the Securities Act).

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 24, 2008, in connection with the stock purchase agreement described under Item 1.01 above, Steve Bonenberger resigned as our President and Chief Executive Officer, and Brent Fouch resigned as our Secretary and Chief Financial Officer. In connection therewith, the board of directors increased the number of authorized directors from two to three and appointed Frank Marshik to fill the newly created vacancy on the board. The board of directors then appointed Mr. Marshik as our President, Chief Financial Officer, and Secretary. Thereafter, Mr. Bonenberger Mr. resigned as directors. Their resignations as directors were not based on any disagreement with us on any matter relating to our operations, policies or practices. Mr. Marshik, as the sole remaining director, appointed Terry Ross to fill one of the two vacancies resulting from these resignations.

Frank Marshik is President, Chief Financial Officer, Secretary, and a director of The Blackhawk Fund. Mr. Marshik retired in 1986 from M.W. Kellogg, an engineering, construction and fabrication company, where he served as its Senior Vice President of Global Business Development since 1980. From 1974 to 1980, Mr. Marshik was Commercial Vice President of M.W. Kellogg in London, and from 1968 to 1972, he was the head of the Far East as General Manager of Japan. From 1950 to 1966, Mr. Marshik held various positions at C.F. Braun, an engineering company. He received a Bachelor of Science from Oregon State University. Mr. Marshik has served as a director of Shumate Industries, Inc. since April 2002.

Item 5.03  Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On April 24, 2008, The Blackhawk Fund filed the following amendments to its Articles of Incorporation with the Nevada Secretary of State:

1. Amendment to Certificate of Designation (Series B Preferred Stock). Pursuant to this amendment, our Series B Preferred Stock now contains on limitation on conversions such that no holder of Series B Preferred Stock can convert such shares into our common stock if such conversion would result in the holder owning in excess of 4.99% of our issued and outstanding common stock.

2. Certificate of Correction. A certificate of amendment to our articles of incorporation was inadvertently filed on March 3, 2008 with the Nevada Secretary of State. Accordingly, the certificate of correction states that the Amendments set forth in the March 3, 2008 filings are rescinded and revoked in their entirety.

3. Certificate of Withdrawal of Certificate of Designation (Series A Preferred Stock). The certificate of designation establishing the Series A Preferred Stock of The Blackhawk Fund initially filed on July 21, 2004 is withdrawn. No shares of Series A Preferred Stock were outstanding as the time of this filing.

4. Certificate of Designation (Series A Preferred Stock). We filed a certificate of designation for 500,000 shares of Series A Preferred Stock, par value $0.001 per share. Anytime after October 24, 2008, the Series A Preferred Stock is convertible based upon the average of the per shares market value of our common stock during the 20 trading days immediately preceding a conversion date. In addition, upon the consummation of a bona fide sale third party sale by us of our securities resulting in gross proceeds of at least $1,000,000, the Series A Preferred Stock will automatically convert into the securities being sold in such offering. There are no voting rights dividend rights, liquidation preference, redemption rights, or preemptive rights for the Series A Preferred Stock.

5. Amendment to Certificate of Designation (Series C Preferred Stock). We amended the certificate of designation for our Series C Preferred Stock. Pursuant to the Amendment, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series C Preferred Stock shall be entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series C Preferred Stock held by such holder, (b) the number of issued and outstanding shares of our common stock, on a fully-diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.0000002.

This description of each of the filings set forth above do not purport to be complete and is qualified in its entirety by reference to the filings attached hereto as Exhibits to this Current Report on Form 8-K, which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
3.1	Amendment to Certificate of Designation After Issuance of Class or Series filed with the Nevada Secretary of State on April 24, 2008

3.2	Certificate of Correction filed with the Nevada Secretary of State on April 24, 2008

3.3	Certificate of Withdrawal of Certificate of Designation filed with the Nevada Secretary of State on April 24, 2008.

3.4	Certificate of Designation filed with the Nevada Secretary of State on April 24, 2008.

3.5	Amendment to Certificate of Designation After Issuance of Class or Series filed with the Nevada Secretary of State on April 24, 2008.

10.1	Stock Purchase Agreement dated April 24, 2008 by and among Terminus, Inc., The Blackhawk Fund, and Palomar Enterprises, Inc.

10.2	Subscription Agreement dated as of April 24, 2008 by and among Terminus, Inc., The Blackhawk Fund, and the subscriber set forth on the signature pages thereto.

10.3	Secured Promissory Note dated as of April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACKHAWK FUND (Registrant)

Date: April 30, 2008	By:	/s/ Frank Marshik
Frank Marshik, President